Exhibit 99.1

Sidus Space Announces Proposed Public Offering

CAPE CANAVERAL, Fla., September 12, 2025 – Sidus Space, Inc. (Nasdaq: SIDU) (“Sidus” or the “Company”), an innovative, agile space and defense technology company providing flexible, cost-effective solutions to government, defense, intelligence, and commercial companies around the globe, today announced that it intends to offer to sell shares of its Class A common stock (and/or pre-funded warrants (“Pre-Funded Warrants”) in lieu thereof) in a best-efforts public offering. All of the shares of Class A common stock (and/or Pre-funded Warrants) are to be sold by the Company.

ThinkEquity is acting as sole placement agent for the offering.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The securities will be offered and sold pursuant to a shelf registration statement on Form S-3 (File No. 333-273430), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 26, 2023 and declared effective on August 14, 2023. The offering will be made only by means of a written prospectus. A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been or will be filed with the SEC on its website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from the offices of ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004. Before investing in this offering, interested parties should read in their entirety the preliminary prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such preliminary prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Sidus Space

Sidus Space (NASDAQ: SIDU) is an innovative, agile U.S. space and defense technology company offering flexible, cost-effective solutions, including satellite manufacturing and technology integration, AI-driven spaced-based data solutions, mission planning and management operations, AI/ML products and services, and space and defense hardware manufacturing. With its mission of Space Access Reimagined®, Sidus Space is committed to rapid innovation, adaptable and cost-effective solutions, and the optimization of space system and data collection performance. With demonstrated space heritage, including manufacturing and operating its own satellite and sensor system, LizzieSat®, Sidus Space serves government, defense, intelligence, and commercial companies around the globe. Strategically headquartered on Florida’s Space Coast, Sidus Space operates a 35,000-square-foot space manufacturing, assembly, integration, and testing facility and provides easy access to nearby launch facilities. For more information, visit: www.sidusspace.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s preliminary prospectus supplement and Annual Report on Form 10-K for the year ended December 31, 2024, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations

investorrelations@sidusspace.com

Media

press@sidusspace.com

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